Exhibit 10.2
Execution Version

AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT

This AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT, dated as of May 30, 2023 (this “Amendment No. 1”), is entered into by and among AMNEAL PHARMACEUTICALS LLC, a Delaware limited liability company (the “Borrower”), the Guarantors, and JPMORGAN CHASE BANK, N.A. (“JPM”), as administrative agent (the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Amended Credit Agreement (as defined below).

PRELIMINARY STATEMENTS:

WHEREAS, the Borrower, the Lenders from time to time party thereto and the Administrative Agent have entered into that certain Term Loan Credit Agreement dated as of May 4, 2018 (as amended, restated, supplemented or otherwise modified from time to time prior to, but not including, the date hereof, the “Existing Credit Agreement”). The Existing Credit Agreement, as amended by this Amendment No. 1, is referred to herein as the “Amended Credit Agreement”;

WHEREAS, the Borrower desires to amend the Existing Credit Agreement on the terms set forth herein;

WHEREAS, the Term Loans under the Existing Credit Agreement incur, or are permitted to incur, interest based on the London Interbank Offered Rate as administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms of the Credit Agreement; and

WHEREAS, pursuant to Section 2.11(2) of the Existing Credit Agreement, the Administrative Agent has determined that the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates of Loans and the Administrative Agent and the Borrower have determined in accordance with the Existing Credit Agreement that LIBOR should be replaced with a SOFR-based rate for all purposes under the Existing Credit Agreement and any such changes shall become effective on the fifth (5th) Business Day after the date notice of such alternate rate of interest is provided to the Lenders (such time, the “Objection Deadline”), so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders;

WHEREAS, pursuant to Section 10.08(11) of the Existing Credit Agreement, the Administrative Agent, with the consent of the Borrower, may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document, and such amendment, modification or supplement shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders by the Objection Deadline;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1.    Amendments. Subject only to the satisfaction of the conditions set forth in Section 3 below, the Existing Credit Agreement is hereby amended to (a) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Amended Credit Agreement attached as Annex A hereto and (b) amend and

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restate Exhibits C and D to the Existing Credit Agreement in their entirety as set forth in the Exhibits attached as Annex B hereto; provided, that the amendments to the LIBOR Related Definitions (as defined below) and provisions with respect thereto set forth in the pages of the Amended Credit Agreement shall not apply with respect to Eurocurrency Loan requested, made or outstanding that bears interest with reference to LIBO Rate that is or was set prior to the Amendment No. 1 Effective Date and the LIBOR Related Definitions and provisions with respect thereto (as in effect immediately prior to giving effect to the provisions of this Amendment) shall continue in effect solely for such purpose; provided that, with respect to any such Eurocurrency Loan, such Eurocurrency Loan and the LIBOR Related Definitions shall only continue in effect in accordance with its terms until the then-current Interest Period for such Eurocurrency Loan has concluded, after which such Term Loans shall convert to Term Benchmark with a one-month Interest Period ending on June 30, 2023. As used herein, “LIBOR Related Definitions” means any term defined in the Existing Credit Agreement or any other Loan Document (or any partial definition thereof) as in effect immediately prior to giving effect to the provisions of this Amendment on the Amendment No. 1 Effective Date, however phrased, primarily relating to the determination, administration or calculation of LIBO Rate, including by way of example any instances of “LIBO Rate” and “Eurocurrency Loans”. “LIBOR Related Definitions” does not include any term such as “Base Rate” or other analogous or similar term generally indicating use of a benchmark rate other than, immediately prior to giving effect to the provisions of this Amendment on the Amendment No. 1 Effective Date, LIBO Rate, even if such term, immediately prior to giving effect to the provisions of this Amendment on the Amendment No. Effective Date, would have included a component based on LIBO Rate. For the purposes of the conversion of the outstanding Term Loans to Term Benchmark Loans on May 31, 2023, this paragraph shall be deemed to satisfy the notice requirements in Section 2.04 of the Existing Credit Agreement.

SECTION 2.    Representations and Warranties.

On the date hereof, the Borrower hereby represents and warrants to the Lenders that:

(a)No Default or Event of Default has occurred and is continuing.

(b)Organization; Powers. The Borrower and each Loan Party: (1) is a Person duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent such status or an analogous concept applies to such an organization or in such jurisdiction); (2) has all requisite corporate or other organizational power and authority to own its property and assets and to carry on its business as now conducted; (3) is qualified to do business in each jurisdiction where such qualification is required, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect; and (4) has the power and authority to execute, deliver and perform its obligations under this Amendment No. 1.

(c)Authorization; No Contravention. (1) The execution, delivery and performance by the Loan Parties of this Amendment No. 1 has been duly authorized by all necessary corporate or other organizational action. (2) The execution, delivery and performance by each Loan Party of this Amendment and the consummation of the Transactions will not: (a) result in a breach or contravention of, or the creation of any Lien (other than any Liens created by the Loan Documents and Permitted Lien) upon the property or assets of such Loan Party or any of the Restricted Subsidiaries under (i) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties or assets of such Loan Party or any of its Restricted Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property or assets is subject; (b) violate applicable Law; or (c) contravene the terms of its Organizational Documents; except with respect to clauses (a) and (b) of this Section 2(c) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d)Governmental Approvals. No material action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment No. 1, except for: (1) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor

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of the Secured Parties; (2) filings which may be required under Environmental Laws; (3) filings as may be required under the Exchange Act and applicable stock exchange rules in connection therewith; (4) such as have been made or obtained and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Security Documents); (5) such actions, consents, approvals, registrations or filings the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect.

(e)Enforceability. This Amendment No. 1 has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to: (1) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws (including Debtor Relief Laws) affecting creditors’ rights generally; (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (3) implied covenants of good faith and fair dealing; and (4) any foreign laws, rules and regulations as they relate to pledges of Equity Interests in Non-U.S. Subsidiaries.

SECTION 3.    Conditions to Effectiveness.

This Amendment No. 1 shall become effective on the first date (the “Amendment No. 1 Effective Date”), on which each of the following conditions is satisfied:

(a)The Administrative Agent shall have received executed counterparts to this Amendment No. 1 from each Loan Party.

(b)The Administrative Agent shall not have received, by the Objection Deadline, written notice of objection to use of the Adjusted Term SOFR Rate from Lenders comprising the Required Lenders under the Existing Credit Agreement.

(c)The Administrative Agent shall not have received, by the Objection Deadline, written notice of objection to any other amendments made under Section 10.08(11) from Lenders comprising the Required Lenders under the Existing Credit Agreement.

SECTION 4.    Counterparts.

This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment No. 1 and/or any document to be signed in connection with this Amendment No. 1 and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

SECTION 5.    Governing Law and Waiver of Right to Trial by Jury.

This Amendment No. 1 shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Sections 10.07 and 10.11 of the Existing Credit Agreement are incorporated herein by reference mutatis mutandis.

SECTION 6.    Headings.

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The headings of this Amendment No. 1 are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 7.    Reaffirmation; No Novation.

Each Loan Party hereby expressly acknowledges the terms of this Amendment No. 1 and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment No. 1 and the transactions contemplated hereby and (ii) its guarantee of the Obligations under the Guarantee, as applicable, and its grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents, with all such Liens continuing in full force and effect after giving effect to this Amendment No. 1.

All obligations of the Borrower under the Existing Credit Agreement shall remain Obligations of the Borrower under the Amended Credit Agreement. Each of the parties hereto confirms that the amendment of the Existing Credit Agreement pursuant to this Amendment No. 1 shall not constitute a novation of the Existing Credit Agreement or any other Loan Document. For the avoidance of doubt, this Amendment No. 1 shall also constitute a Loan Document for all purposes under the Amended Credit Agreement.

SECTION 8.    Effect of Amendment.

Except as expressly set forth herein, this Amendment No. 1 shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent, the Lenders or the other Secured Parties under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the date first above written.

AMNEAL PHARMACEUTICALS LLC

By:_/s/ Anastasios Konidaris____________________
Name: Anastasios Konidaris
Title: Executive Vice President & CFO

AMNEAL BIOSCIENCES LLC

By:_/s/ Anastasios Konidaris____________________
Name: Anastasios Konidaris
Title: Executive Vice President & CFO

AMNEAL PHARMACEUTICALS OF NEW YORK, LLC

By:_/s/ Anastasios Konidaris____________________
Name: Anastasios Konidaris
Title: Executive Vice President & CFO

GEMINI LABORATORIES, LLC

By:_/s/ Anastasios Konidaris____________________
Name: Anastasios Konidaris
Title: Executive Vice President & CFO

IMPAX LABORATORIES, LLC

By:_/s/ Anastasios Konidaris____________________
Name: Anastasios Konidaris
Title: Executive Vice President & CFO

[Signature Page to Amendment No. 1]

AMEDRA PHARMACEUTICALS LLC

By:_/s/ Anastasios Konidaris____________________
Name: Anastasios Konidaris
Title: Executive Vice President & CFO

TRAIL SERVICES, LLC

By:_/s/ Anastasios Konidaris____________________
Name: Anastasios Konidaris
Title: Executive Vice President & CFO

[Signature Page to Amendment No. 1]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:_/s/ David Hyman_______________________
Name: David Hyman
Title: Executive Director
[Signature Page to Amendment No. 1]